                           THE FORTRESS GROUP, INC.

      The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM  -as tenants in common
      TEN ENT  -as tenants by the entireties
      JT TEN   -as joint tenants with right of
                survivorship and not as tenants
                in common

UNIF GIFT MIN ACT-..........Custodian..........
                   (Cust)             (Minor)
         under Uniform Gifts to Minors
         Act.......................
                   (State)

    Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

For Value Received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
|                                    |
|____________________________________|

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated   _________________________


               _________________________________________________________________

               _________________________________________________________________
               NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH
                       THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:


________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

                           THE FORTRESS GROUP, INC.
                      ___% SENIOR NOTE DUE ______, 20006

     1. INTEREST. Interest will be computed on the basis of actual days elapsed over a 365 or 366-day year. The Company will pay interest on the Senior Notes (except default interest, which shall be payable in the manner provided in Section 3.7 of the Indenture) to the Persons who are Holders of Securities at the close of business on the 15 or 15 next preceding the Interest Payment Date (the "Regular Record Date").

     2. PAYING AGENT AND REGISTRAR. Initially, (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

     3. INDENTURE. The Company issued the Senior Notes under an Indenture, dated as of 1996 (the "Indenture"), between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture pursuant to the Trust Indenture Act of 1939 (the "TIA")
as in effect on the date of the Indenture and as may be amended from time to time. The Senior Notes are subject to and governed by all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized terms used in this Senior Note and not otherwise defined herein shall have the meanings set forth in the Indenture. The Senior Notes are general unsecured obligations of the Company, limited to the aggregate principal
amount of $    .

     4. OPTIONAL REDEMPTION. The Senior Notes are not redeemable prior to _____, 2001. On and after such date, the Company may elect to redeem all or any portion of the Senior Notes at any time and from time to time at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on ____ 1 of each year indicated below.

          Year                     Percentages

          2001                         ___%
          2002                         ___%
          2003 and thereafter          100%

     If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes to be redeemed will be made by the Trustee from among the outstanding Senior Notes on a pro rata basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, provided the Company has deposited with the Trustee or any Paying Agent moneys sufficient to pay all amounts due on the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

     5. MANDATORY REDEMPTION/SINKING FUND. The Company shall not be obligated to make any mandatory redemption or sinking fund payments or repurchase the Senior Notes at the option of the Holders.

     6. MANDATORY REPURCHASE OBLIGATION. Within 30 days after the occurrence of any Change of Control, the Company will offer to purchase all Outstanding Senior Notes at a purchase price equal to 101 percent of the amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date.

     Within 30 days after the date on which the aggregate amount of Excess Proceeds from one or more Asset Sales equals $5,000,000 or more, the Company will offer to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100 percent of the principal amount thereof, plus accrued and unpaid interest to the Asset Sale Offer Date.

     Within 30 days after the end of any two consecutive fiscal quarters during which the Consolidated Tangible Net Worth of the Company is less than $________, the Company will offer to purchase 10 percent of the Original Outstanding principal amount of the Senior Notes at a purchase price equal to 100 percent of the original principal amount thereof, plus accrued and unpaid interest to the Net Worth Offer Date.

     A Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer will remain open for the period specified in the Indenture. Promptly after the termination of a Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer, subject to the terms of the Indenture, the Company will purchase and mail or deliver payment for all Senior Notes tendered and accepted pursuant to such Offer.

     A Holder may tender in response to a Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer all or any portion of its Senior Notes at its discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on the reverse of this Senior Note. Any portion of Senior Notes tendered must be an integral multiple of $1,000.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Senior Note or Senior Notes to be exchanged at any office or agency where Senior Notes may be presented for registration of transfer.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Senior Notes is registrable in the Security Register upon surrender of a Senior Note for registration of transfer at the Corporate Trust Office of the Trustee in New York, or at the office of any Registrar hereafter designated by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than exchanges pursuant to Section 3.4 or 12.5 of the Indenture, not involving any transfer).

     8. PERSON DEEMED OWNER. The Holder of a Senior Note may be treated as the owner of it for all purposes.

     9. AMENDMENT, WAIVER. The Indenture permits, in certain circumstances therein specified, the amendment thereof and of the Senior Notes without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and of the Senior Notes and the modification of the rights and obligations under the Indenture and the Senior Notes of the Company and the rights of Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders shall be conclusive and binding upon the Holder of this Senior Note and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     10. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor corporation will be released from those obligations.

     11. DEFAULTS AND REMEDIES. The following are Events of Default: (i) failure by the Company to pay interest on any Senior Note when the same becomes due and the continuance of such failure for 30 days; (ii) failure by the Company to pay the principal of any Senior Note when the same becomes due and payable at Maturity, upon redemption or acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer); (iii) failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Senior Notes or the Indenture and such failure continues for 60 days after notice; (iv) acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $2,500,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such Indebtedness, any Event of Default pursuant to this clause (v) will be deemed to be cured and an acceleration under the Indenture will be deemed withdrawn or rescinded; (vi) failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company of any of its Subsidiaries with an outstanding aggregate principal amount of $2,500,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); (vii) a final judgment or judgments that exceed $2,500,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered; or (viii) certain events of bankruptcy, insolvency or reorganization, involving the Company or a Material Subsidiary.

     If an Event of Default with respect to the Senior Notes at the time Outstanding (other than certain Events of Default arising out of certain events of bankruptcy, insolvency or reorganization involving the Company or a Material Subsidiary) occurs and is continuing, the Trustee (after receiving indemnities from the Holders to its satisfaction) by notice to the Company, or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Senior Notes by notice to the Company and the Trustee, may declare all Outstanding Senior Notes to be due and payable immediately. Upon such declaration, the amounts due and payable on the Senior Notes as determined in Section 7.2(b) of the Indenture, will be due and payable immediately. If an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization involving the Company or a Material Subsidiary occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in aggregate principal amount of the Outstanding Senior Notes by written notice to the Trustee and the Company may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Senior Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

     Subject to Sections 7.7 and 12.2 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Senior Notes), except a continuing Default or Event of Default in the payment of the principal of or interest on any Senior Note. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Indenture and the Senior Notes, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     12. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11 of the Indenture.

     13. NO RECOURSE AGAINST OTHERS. A director, officer or employee of the Company, as such, shall have no liability for any obligations of the Company under the Senior Notes or the Indenture. Each Holder and each other owner of any beneficial interest in a Senior Note, by accepting a Senior Note waives and releases all such liability.

     14. AUTHENTICATION. This Senior Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Note.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEM COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge, a copy of the Indenture. Request may be made to: The Fortress Group, Inc., 1760 Reston Parkway, Suite 208, Reston, VA 22090-Attention: President.

________________________________________________________________________________

                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

________________________________________

________________________________________

(Please insert Social Security or Employer Identification Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________
Please Print or Typewrite Name and Address including Postal Zip Code of Assignee


________________________________________________________________________________

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing_____________________________________________________
attorney to Transfer said Senior Note on the books of the Company with full-power of substitution in the premises.

Dated:______________________________   Signature________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement or any change whatever.

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Senior Note purchased by the Company pursuant to action 5.11, 5.16 or 5.20 of the Indenture, check the box below:

[_] Section 5.11 (Excess Proceeds Offer)

[_] Section 5.16 (Change of Control Offer)

[_] Section 5.20 (Net Worth Offer)

If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 5.11, 5.16 or 5.20 of the Indenture, as applicable, state the principal amount you elect to have purchased: $_____. Note: The amount you elect to have purchased must be an integral multiple of $1,000.

Dated:___________________ Your signature:_______________________________________
                          (Sign exactly as your name appears on the Senior Note)

Signature Guarantee:____________________________________

                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

________________________________________

(Please insert Social Security or Employer Identification Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________
Please Print or Typewrite Name and Address including Postal Zip Code of Assignee


________________________________________________________________________________

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing_____________________________________________________
attorney to Transfer said Senior Note on the books of the Company with full-power of substitution in the premises.

Dated:______________________________   Signature________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement or any change whatever.

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Senior Note Purchased by the Company pursuant to action 5.11, 5.16 or 5.20 of the Indenture, check the box below:
[_] Section 5.11 (Excess Proceeds Offer) [_] Section 5.16 (Change of Control Offer) [_] Section 5.20 (Net Worth Offer)

If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 5.11, 5.16 or 5.20 of the Indenture, as applicable, state the principal amount you elect to have purchased: $_____. Note: The amount you elect to have purchased must be an integral multiple of $1,000.

Date______________________Your signature:_______________________________________
                          (Sign exactly as your name appears on the Senior Note)

Signature Guarantee:____________________________________